Filed Pursuant to Rule 424(b)(5)

Registration No. 333-274223

PROSPECTUS SUPPLEMENT

(To Prospectus dated September 18, 2023)

ATLAS LITHIUM CORPORATION

Up to $25,000,000

Common Stock

We have entered into an At The Market Offering Agreement dated as of November 22, 2024 (the “Sales Agreement”) with H.C. Wainwright & Co., LLC (“Wainwright”), relating to the sale of shares of our common stock, par value $0.001 per share (“Common Stock”) offered by this prospectus supplement and the accompanying prospectus. In accordance with the terms of the Sales Agreement, we may offer and sell shares of our Common Stock having an aggregate offering price of up to $25,000,000 from time to time through Wainwright acting as our sales agent.

Sales of our Common Stock, if any, under this prospectus supplement and the accompanying prospectus will be made in transactions that are deemed to be an “at the market offering” as defined in Rule 415 promulgated under the Securities Act of 1933, as amended (the “Securities Act”). Subject to terms of the Sales Agreement, Wainwright is not required to sell any specific number or dollar amount of shares but will act as a sales agent on a commercially reasonable efforts basis consistent with its normal trading and sales practices, on mutually agreed terms between Wainwright and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

The compensation to Wainwright for sales of Common Stock sold pursuant to the Sales Agreement will be a fixed commission rate of up to 3.0% of the gross sales price of the shares of Common Stock sold under the Sales Agreement. In connection with the sale of our shares of Common Stock on our behalf, Wainwright will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of Wainwright will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to Wainwright with against certain liabilities, including liabilities under the Securities Act or the Securities Exchange Act of 1934, as amended (the “Exchange Act”). See the section titled “Plan of Distribution” on page S-10 of this prospectus supplement.

Our Common Stock is listed on the Nasdaq Capital Market (“Nasdaq”) under the symbol “ATLX.” On November 21, 2024, the last reported sale price of our Common Stock was $7.77 per share.

Investing in our securities involves risks. See “Risk Factors” beginning on page S-5 of this prospectus supplement, as well as the risk factors contained in the accompanying prospectus and the documents incorporated by reference herein and therein, for a discussion of factors you should consider before buying shares of our Common Stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

H.C. Wainwright & Co.

The date of this prospectus supplement is November 22, 2024

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ABOUT THIS PROSPECTUS SUPPLEMENT

This document has two parts, a prospectus supplement, dated November 22, 2024, and an accompanying prospectus. This prospectus supplement and the accompanying prospectus are part of a shelf registration statement on Form S-3, registration statement file number 333-274223 that we filed with the Securities and Exchange Commission (the “SEC”) on August 25, 2023 and that was declared effective on September 18, 2023. Under the shelf registration process, we may offer and sell, from time to time, shares of our Common Stock and/or preferred stock in one or more offerings.

The accompanying prospectus provides you with a general description of our Common Stock. This prospectus supplement contains specific information about the terms of this offering of our shares of Common Stock. This prospectus supplement may also add to, update or change information contained in the accompanying prospectus or in any documents that we have incorporated by reference into this prospectus supplement or the accompanying prospectus and, accordingly, to the extent inconsistent, information in the accompanying prospectus or incorporated by reference herein or therein is superseded by the information in this prospectus supplement.

You should rely only on the information contained in this prospectus supplement, the accompanying prospectus and any related free-writing prospectus that we or Wainwright provide to you, including any information incorporated by reference. We and Wainwright have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should not assume that the information appearing in this prospectus supplement, the accompanying prospectus, any related free-writing prospectus or any document incorporated by reference herein or therein is accurate at any date other than as of the date of each such document. Our business, financial condition, results of operations and prospects may have changed since the date indicated on the cover page of such documents.

This prospectus supplement and the accompanying prospectus do not contain all of the information included in the registration statement. The registration statement filed with the SEC includes or incorporates by reference exhibits that provide more details about the matters discussed in this prospectus supplement and the accompanying prospectus. You should carefully read this prospectus supplement, the accompanying prospectus and the related exhibits filed with the SEC, together with the additional information described herein and in the accompanying prospectus under the headings “Where You Can Find More Information” and “Documents Incorporated by Reference.”

Unless the context otherwise indicates, references in this prospectus supplement to “we,” “us,” “our,” and the “Company” are to Atlas Lithium Corporation and its subsidiaries. The term “you” refers to a prospective investor.

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PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information contained in this prospectus supplement and does not contain all of the information that is important to you. This summary is qualified in its entirety by the more detailed information included in or incorporated by reference into this prospectus supplement and the accompanying prospectus. Before making your investment decision with respect to our Common Stock, you should carefully read this entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein.

Company Overview

Atlas Lithium Corporation is a mineral exploration and development company with a developing lithium project and multiple lithium exploration properties. In addition, we own exploration properties in other battery minerals, including nickel, copper, rare earths, graphite, and titanium. Our current focus is the development from exploration to future active mining of our hard-rock lithium project located in the state of Minas Gerais in Brazil at a well-known pegmatitic district in Brazil, which has been denominated by the government of Minas Gerais as “Lithium Valley.” We intend to mine and then process our lithium-containing ore to produce lithium concentrate (also known as spodumene concentrate), a key ingredient for the battery supply chain.

Our modular plant targeted at producing up to 150,000 tons of lithium concentrate per annum (“tpa”) in what we describe as Phase I is in final phase of fabrication. We plan on adding additional modules to the plant with the intent of doubling its production capacity to up to 300,000 tpa in Phase II. However, there can be no assurance that we will have the necessary capital resources to develop such facility or, if developed, that we will reach the production capacity necessary to commercialize our products and with the quality needed to meet market demand.

All our mineral projects and properties are located in Brazil, a well-established mining jurisdiction. Our lithium properties include approximately 53,942 hectares (539 km2) divided in 95 mineral rights (2 in pre-mining concession stage, 85 in exploration stage, and 8 in pre-exploration stage).

In addition, we also have a few additional lithium mineral rights that are in the process of being acquired and not yet titled in our name.

We are primarily focused on advancing and developing our hard-rock lithium project located in the state of Minas Gerais, Brazil. Our Minas Gerais Lithium Project (“MGLP”) consists of 85 mineral rights spread over approximately 468 km2 and predominantly located within the Brazilian Eastern Pegmatitic Province which has been surveyed by the Brazilian Geological Survey and is known for the presence of hard rock formations known as pegmatites which contain lithium-bearing minerals such as spodumene and petalite. Our primary area of focus is the Neves Project, which is part of MGLP. The Neves Project has been drilled extensively and presents spodumene-bearing deposits amenable to open pit mining, with generation of ore material that can be processed by dense media separation technique to yield lithium concentrate, a commercial product within the battery supply chain.

As of September 30, 2024, we own approximately 44.74% of the shares of common stock of Apollo Resources Corporation (“Apollo Resources”), a private company primarily focused on the development of its initial iron mine.

As of September 30, 2024, we also own approximately 21.01% of the shares of common stock of Jupiter Gold Corporation (“Jupiter Gold”), a company with an operating quartzite quarry and gold projects in exploration phase, the common stock of which is quoted on the OTCQB marketplace under the symbol “JUPGF.

The results of operations from both Apollo Resources and Jupiter Gold are consolidated in our financial statements under U.S. Generally Accepted Accounting Principles (“GAAP”).

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Corporate Information

We were incorporated in the State of Nevada on December 15, 2011 as Flux Technologies, Corp. On January 22, 2013 we changed our name to Brazil Minerals, Inc., and on September 26, 2022 an amendment to our articles of incorporation was filed with the Nevada Secretary of State changing our name to Atlas Lithium Corporation. Our principal executive offices outside of the U.S. are located at Rua Antonio de Albuquerque, 156 – 17th Floor, Belo Horizonte, Minas Gerais, Brazil, 30.112-010 and our telephone number is (833) 661-7900. Our corporate website address is www.atlas-lithium.com. Information contained on, or that can be accessed through, our website is not incorporated by reference into this prospectus, and you should not consider information on our website to be part of this prospectus.

Implications of Being a Smaller Reporting Company

We are a “smaller reporting company” as defined in Rule 12b-2 under the Exchange Act and rely on exemptions from certain disclosure requirements that are available to smaller reporting companies. We will continue to be a smaller reporting company after this offering so long as (i) our Common Stock held by non-affiliates is less than $250.0 million measured on the last business day of our second fiscal quarter or (ii) our annual revenue is less than $100.0 million during the most recently completed fiscal year and our Common Stock held by non-affiliates is less than $700.0 million measured on the last business day of our second fiscal quarter. For so long as we remain a smaller reporting company, we are permitted and plan to rely on exemptions from certain disclosure and other requirements that are applicable to other public companies that are not smaller reporting companies.

Recent Developments

On October 26, 2024, we received the operational permit for our Neves Project from the government of the state of Minas Gerais in Brazil. This triphasic permit (known as “LP/LI/LO” in the local regulatory terminology) is the most expeditious licensing modality available as it encompasses the initial, installation, and operating licenses all within this same issued authorization. The permit authorizes us to assemble and operate our lithium processing plant, to process mined ore from one of our deposits at the facility, and to sell the lithium concentrate that we produce. The permit was unanimously approved by a voting board comprised of twelve representatives from the local civil society and government on October 25, 2024, and formally published in the official gazette of the Minas Gerais government on October 26, 2024. This outcome followed the technical recommendation for approval issued by the Environmental Foundation of Minas Gerais in September 2024. This key development came after an extensive technical review process that began with our initial permit application on September 1, 2023.

On October 31, 2024, Jupiter Gold and Apollo Resources entered into an agreement and plan of merger pursuant to which Apollo would merge with and into Jupiter, with Jupiter continuing its corporate existence as the surviving corporation. This transaction closed on November 19, 2024, following which we became the beneficial owners of approximately 35.06% of the total shares outstanding of Jupiter Gold.

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THE OFFERING

Common Stock offered by us	Shares of our Common Stock having an aggregate offering price of up to $25,000,000.

Common Stock to be outstanding after this offering	Up to 3,217,503 shares of Common Stock, assuming sales at a price of $7.77 per share, which was the last reported sale price of our Common Stock on Nasdaq on November 21, 2024. The actual number of shares issued will vary depending on the sales price under this offering.

Plan of Distribution	“At the market offering” that may be made from time to time through Wainwright as sales agent. See “Plan of Distribution” on page S-10 of this prospectus supplement for more information.

Use of Proceeds	We intend to use the net proceeds from this offering for general corporate purposes, including the development and commercialization of our lithium concentrate product, general and administrative expenses, and working capital and capital expenditures. See “Use of Proceeds” on page S-8 of this prospectus supplement.

Risk Factors	Investing in our Common Stock involves a high degree of risk. See “Risk Factors” on page S-5 of this prospectus supplement and the other information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus for a discussion of factors you should carefully consider before deciding to invest in our Common Stock.

Nasdaq Capital Market symbol	“ATLX”

The number of shares of Common Stock to be outstanding after this offering is based on 15,416,023 shares of our Common Stock outstanding as of November 20, 2024, which excludes:

●	one share of Series A Preferred;

●	45,716 shares of Common Stock issuable upon the exercise of outstanding common stock options granted to certain officers, directors and consultants between 2019 and 2022; and

●	281,667 warrants to purchase shares of Common Stock issuable upon the exercise of such warrants.

Our 2023 Stock Incentive Plan has 2,000,000 shares of Common Stock reserved for issuance with no shares remaining available for issuance thereunder.

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RISK FACTORS

An investment in our Common Stock involves a high degree of risk. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under the section in the applicable prospectus supplement captioned “Risk Factors,” together with all of the other information contained or incorporated by reference in the prospectus supplement or appearing or incorporated by reference in this prospectus. You should also consider the risks, uncertainties and assumptions discussed under “Part I. Item 1A. Risk Factors” of our most recent amendment to the Annual Report on Form 10-K/A for the fiscal year ended December 31, 2023, filed with the SEC on November 8, 2024 (the “2023 Annual Report”) that are incorporated herein by reference, as may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. Any of these risks could materially and adversely affect our business, operating results, financial condition, or prospects and cause the value of our Common Stock to decline, which could cause you to lose all or part of your investment. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations.

We have identified a material weakness in our internal control over financial reporting and if our remediation of the material weakness is not effective, or if we fail to design and maintain an effective internal control over financial reporting, our ability to produce timely and accurate financial statements or comply with applicable laws and regulations could be impaired.

In connection with the change in our independent registered public accounting firm on May 7, 2024, our consolidated financial statements for the two fiscal years ended December 31, 2023 included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the SEC on March 27, 2024 (the “Original Form 10-K”) were re-audited. In connection with the re-audit, we identified certain accounting errors related to the presentation, timing, omission and classification of a number of items in the Original Form 10-K, our condensed consolidated financial statements for the period ending March 31, 2024 as presented in our Quarterly Report on Form 10-Q for the period ending March 31, 2024, filed with the SEC on May 15, 2024 (the “Original Q1 Form 10-Q”) and our condensed consolidated financial statements for the period ending June 30, 2024 as presented in our Quarterly Report on Form 10-Q for the period ending June 30, 2024, filed with the SEC on August 9, 2024 (the “Original Q2 Form 10-Q,” and together with the Original Form 10-K and the Original Q1 Form 10-Q, the “Previously Issued Financial Statements”). In order to make the required corrections necessary to comply with U.S. GAAP, the Previously Issued Financial Statements were restated and filed as an amendment to the Annual Report on Form 10-K/A for the fiscal year ended December 31, 2023, the Quarterly Report on Form 10-Q/A for the period ending March 31, 2024 and the Quarterly Report on Form 10-Q/A for the period ending June 30, 2024, respectively, each filed with the SEC on November 8, 2024 (the “Restated Financial Statements”).

We have concluded that in light of the errors as described in our Restated Financial Statements, a material weakness exists in our internal control over financial reporting and that our disclosure controls and procedures were not effective as of December 31, 2022, December 31, 2023, March 31, 2024, June 30, 2024 and September 30, 2024. A material weakness, as defined in the standards established by the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) is a deficiency, or a combination of deficiencies, in internal control over financial reporting such that there is a reasonable possibility that a material misstatement of our annual or interim consolidated financial statements will not be prevented or detected on a timely basis. During this period, we outsourced our day-to-day accounting tasks due to limited accounting and financial reporting personnel and other resources needed to ensure adherence to our internal controls and procedures. We had limited finance and accounting professionals with the requisite experience to appropriately perform the supervision and review of the information received from our third-party accounting service provider. The lack of U.S GAAP experience from the outsourced accounting firm combined with the limited availability of an experienced team to supervise the third-party service provider resulted in a material weakness.

We have begun to design and implement certain remediation measures to address the above-described material weakness and enhance our internal control over financial reporting, which includes insourcing our accounting and finance functions and hiring capable and experienced professionals to build a strong in-house accounting team; and implementing SAP Enterprise Resource Planning software to strengthen our ability to adequately keep records of our accounting and financial information. Our remediation efforts are ongoing and we will continue our initiatives to consider additional skilled resources in program management, accounting, and finance related functions and to expand the effort to implement and document policies, procedures, and internal controls.

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The implementation of these remediation measures is in the early stages and will require validation and testing of design and operating effectiveness of internal controls over a number of financial reporting cycles. Implementing the necessary changes to internal controls will be time consuming, will involve substantial costs, divert our management’s attention from other matters that are important to the operation of our business and place significant demands on our financial and operational resources. We anticipate that remediation of the identified material weakness and strengthening of our internal control environment will require a substantial effort through the end of 2024 and beyond.

We cannot assure you that the measures we have taken to date, and actions we may take in the future, will be sufficient to remediate the material weakness in our internal control over financial reporting or that they will prevent or avoid potential future material weaknesses. Our current controls and any new controls that we develop may become inadequate because of changes in conditions in our business. Further, additional material weaknesses and significant deficiencies in our internal control over financial reporting may be discovered in the future. Any failure to design or maintain effective controls or any difficulties encountered in their implementation or improvement could harm our operating results or cause us to fail to meet our reporting obligations and may result in a restatement of our annual or interim financial statements.

Our independent registered public accounting firm is not required to attest to management’s assessment of the effectiveness of our internal control over financial reporting as long as we are a smaller reporting company. When we are required to comply with such attestation requirements, our independent registered public accounting firm may issue a report that is adverse in the event it is not satisfied with the level at which our internal control over financial reporting is documented, designed or operating. Any failure to design, implement and maintain effective internal control over financial reporting could adversely affect the results of periodic management evaluations and annual independent registered public accounting firm attestation reports regarding the effectiveness of our internal control over financial reporting that we will eventually be required to include in our periodic reports that are filed with the SEC.

A failure to remediate this material weakness, or future material weaknesses, in a timely manner to be able to comply with the requirements of SEC rules and regulations and Section 404 of the Sarbanes-Oxley Act and assert that our internal control over financial reporting is effective, may result in a material misstatement of our annual or interim financial statements that would not be prevented or detected on a timely basis, which, in turn, could jeopardize our ability to comply with our reporting obligations, including those under certain agreements which may give rise to a default thereunder, restrict our access to the capital markets, cause investors to lose confidence in the accuracy, completeness or reliability of our financial reports and adversely impact the trading price of our Common Stock.

Furthermore, as a result of this material weakness and related errors described in our Restated Financial Statements, we may become subject to a number of additional risks and uncertainties and have incurred and may continue to incur unanticipated costs for accounting, legal and other fees and expenses. We may become subject to investigations or sanctions by the SEC, the Nasdaq or other regulatory authorities and litigation from investors and stockholders, which could harm our reputation and divert financial and management resources. Any of the foregoing impacts, individually or in the aggregate, may have a material adverse effect on our business, financial position and results of operations.

Our management will have broad discretion over the use of the net proceeds from this offering, you may not agree with how we use the proceeds, and the proceeds may not be invested successfully.

We intend to use the net proceeds from this offering for general corporate purposes, including the development and commercialization of our products, general and administrative expenses, and working capital and capital expenditures. However, our management will have broad discretion in the application of the net proceeds from this offering and could spend the proceeds in ways that do not improve our results of operations or enhance the value of our Common Stock. The failure by management to apply these funds effectively could result in financial losses that could have a material adverse effect on our business and cause the price of our Common Stock to decline.

The Common Stock offered hereby will be sold in “at the market offerings,” and investors who buy shares at different times will likely pay different prices.

Investors who purchase shares of our Common Stock in this offering at different times will likely pay different prices per share, and as a result, may experience different levels of dilution, and different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and number of shares sold in this offering. Investors may experience a decrease in the value of the shares of our Common Stock that they purchase in this offering as a result of sales made at prices lower than the prices that they paid.

The actual number of shares we will issue under the Offering Agreement, at any one time or in total, is uncertain.

Subject to certain limitations in the Sales Agreement and compliance with applicable law, we have the discretion to deliver instructions to Wainwright to sell shares of our Common Stock at any time throughout the term of the Sales Agreement. The number of shares of our Common Stock that are sold through Wainwright after our instructions will fluctuate based on a number of factors, including the market price of our Common Stock during the sales period, the limits we set with Wainwright in any instruction to sell shares of our Common Stock, and the demand for our Common Stock during the sales period. Because the price per share of each share of our Common Stock sold will fluctuate during this offering, it is not currently possible to predict the number of shares that will be sold or the gross proceeds to be raised in connection with those sales.

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FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein contain “forward-looking statements.” We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Exchange Act.

All statements other than statements of historical fact contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein are forward-looking statements, including, without limitation, statements regarding current expectations, as of the date of each such document, our future results of operations and financial position; our ability to effectively process our minerals and achieve commercial grade at scale; risks and hazards inherent in the mining business (including risks inherent in exploring, developing, constructing and operating mining projects, environmental hazards, industrial accidents, weather or geologically related conditions); uncertainty about our ability to obtain required capital to execute our business plan; our ability to hire and retain required personnel; changes in the market prices of lithium and lithium products and demand for such products; the uncertainties inherent in exploratory, developmental and production activities, including risks relating to permitting, zoning and regulatory delays related to our projects; and uncertainties inherent in the estimation of lithium resources. These statements involve known and unknown risks, uncertainties and other important factors that may cause actual results, performance, or achievements to differ materially from any future results, performance or achievement expressed or implied by these forward-looking statements.

In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential”, or “continue” or the negative of these terms or other similar expressions. Factors that could cause future results to materially differ from the recent results or those projected in forward-looking statements include, but are not limited to: unprofitable efforts resulting not only from the failure to discover mineral deposits, but also from finding mineral deposits that, though present, are insufficient in quantity and quality to return a profit from production; our ability to complete the assembly, and render operational, the modular plant; successfully remediate the material weakness to our internal control over financial reporting; market fluctuations; government regulations, including regulations relating to permitting, royalties, allowable production, importing and exporting of minerals, and environmental protection; competition; the loss of services of key personnel; unusual or infrequent weather phenomena, litigation, sabotage, government or other interference in the maintenance or provision of infrastructure as well as general economic conditions.

The forward-looking statements in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein are based largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. These forward-looking statements speak only as of the date of this prospectus supplement and are subject to a number of important factors that could cause actual results to differ materially from those in the forward-looking statements, including the factors described under the sections titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our 2023 Annual Report, Quarterly Reports on Form 10-Q and other filings made with the SEC. Additional information regarding risk factors that may affect us is included in this prospectus supplement and the accompanying prospectus and our 2023 Annual Report. The risk factors contained in our 2023 Annual Report are updated by us from time to time in Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and other filings that we make with the SEC.

You should read this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein completely and with the understanding that our actual future results may be materially different from what we expect. Given these uncertainties, we caution you not to place undue reliance on these forward-looking statements. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise.

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USE OF PROCEEDS

We may issue and sell shares of our Common Stock having aggregate sales proceeds of up to $25,000,000 from time to time. The amount of proceeds we receive, if any, will depend on the actual number of shares of our Common Stock sold and the market price at which such shares are sold. Because there is no minimum offering amount required as a condition to this offering, the net proceeds to us, if any, are not determinable at this time. There can be no assurance that we will be able to sell any shares under or fully utilize the Sales Agreement with Wainwright as a source of financing.

We currently intend to use the net proceeds from this offering for general corporate purposes, including the development and commercialization of our lithium concentrate product, general and administrative expenses, and working capital and capital expenditures. We have not currently planned or committed any specific amounts to spend on the areas listed above or the timing of these expenditures. As a result, our management will have broad discretion to allocate the net proceeds from this offering.

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DILUTION

If you invest in our Common Stock in this offering, your ownership interest will be diluted immediately to the extent of the difference between the public offering price per share of our Common Stock in this offering and the net tangible book value per share of our Common Stock giving effect to this offering.

Our net tangible book value as of September 30, 2024, was approximately $23.3 million, or $1.53 per share of Common Stock based upon 15,257,792 shares of Common Stock outstanding as of September 30, 2024. Net tangible book value per share is equal to our total tangible assets, less our total liabilities, divided by the total number of shares of Common Stock outstanding as of September 30, 2024.

After giving effect to the issuance and sale of 3,217,503 shares of Common Stock in the aggregate amount of $25,000,000 in this offering, at an assumed public offering price of $7.77 per share, the last reported sale price of our Common Stock on the Nasdaq on November 21, 2024, and after deducting the estimated offering expenses payable by us, our as adjusted net tangible book value as of September 30, 2024 would have been $47.5 million, or $2.57 per share of Common Stock. This represents an immediate increase of $1.04 per share in net tangible book value to our existing stockholders and immediate dilution of $5.20 per share to new investors purchasing our Common Stock in this offering. The following table illustrates this calculation on a per share basis:

Assumed public offering price per share		$7.77
Historical net tangible book value per share as of September 30, 2024	$1.53
Increase in as adjusted net tangible book value per share attributable to new investors purchasing shares of Common Stock in this offering	$1.04
As adjusted net tangible book value per share immediately after this offering		$2.57
Dilution per share to new investors purchasing shares of Common Stock in this offering		$5.20

The above discussion and table are based on 15,257,792 shares of Common Stock outstanding as of September 30, 2024, which excludes:

●	one share of Series A Preferred;

●	45,716 shares of Common Stock issuable upon the exercise of outstanding common stock options granted to certain officers, directors and consultants between 2019 and 2022; and

●	281,667 warrants to purchase shares of Common Stock issuable upon the exercise of such warrants.

Our 2023 Stock Incentive Plan has 2,000,000 shares of Common Stock reserved for issuance with no shares remaining available for issuance thereunder.

Unless otherwise indicated, all information in this prospectus supplement assumes no exercise of the outstanding options described above. To the extent that outstanding options are exercised, you will experience further dilution.

In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of such securities may result in further dilution to our stockholders.

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PLAN OF DISTRIBUTION

We have entered into the Sales Agreement, dated as of November 22, 2024, under which we may offer and sell shares of our Common Stock having an aggregate gross sales price of up to $25,000,000 from time to time through Wainwright as our sales agent.

The Sales Agreement provides that sales of our Common Stock, if any, under this prospectus supplement and the accompanying prospectus may be made in sales deemed to be “at-the-market” equity offerings as defined in Rule 415 promulgated under the Securities Act, including sales made directly on or through Nasdaq, the existing trading market for our Common Stock, or any other existing trading market in the United States for our Common Stock, sales made to or through a market maker other than on an exchange or otherwise, directly to Wainwright as principal, in negotiated transactions at market prices prevailing at the time of sale or at prices related to such prevailing market prices, and/or in any other method permitted by law.

Wainwright will offer shares of our Common Stock at prevailing market prices subject to the terms and conditions of the Sales Agreement as agreed upon by us and Wainwright. We will designate the number of shares which we desire to sell, the time period during which sales are requested to be made, any limitation on the number of shares that may be sold in one day and any minimum price below which sales may not be made. Subject to the terms and conditions of the Sales Agreement, Wainwright will use its commercially reasonable efforts and applicable laws and regulations to sell on our behalf all of the shares requested to be sold by us. We or Wainwright may suspend the offering of the shares of Common Stock being made through Wainwright under the Sales Agreement at any time upon proper notice to the other party.

Settlement for sales of Common Stock will occur on the first trading day or any other settlement cycle as may be in effect under Exchange Act Rule 15c6-1 from time to time, following the date on which any sales are made in return for payment of the net proceeds to us, or on some other date that is agreed upon by us and Wainwright in connection with a particular transaction, in return for payment of the net proceeds to us. Sales of our shares of our Common Stock as contemplated in this prospectus supplement and the accompanying prospectus will be settled through the facilities of The Depository Trust Company or by such other means as we and Wainwright may agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

We will pay Wainwright a cash commission of up to 3.0% of the gross sales price of the shares of our Common Stock that Wainwright sells pursuant to the Sales Agreement. Because there is no minimum offering amount required as a condition to this offering, the actual total offering amount, commissions and proceeds to us, if any, are not determinable at this time. Pursuant to the terms of the Sales Agreement, we agreed to reimburse Wainwright for the documented fees and costs of its legal counsel reasonably incurred in connection with entering into the transactions contemplated by the Sales Agreement in an amount not to exceed $50,000 in the aggregate. We will report at least quarterly the number of shares of our Common Stock sold through Wainwright under the Sales Agreement, the net proceeds to us and the compensation paid by us to Wainwright in connection with the sales of shares of our Common Stock.

In connection with the sales of shares of our Common Stock on our behalf, Wainwright will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation paid to Wainwright will be deemed to be underwriting commissions or discounts. We have agreed in the Sales Agreement to provide indemnification and contribution to Wainwright against certain liabilities, including liabilities under the Securities Act.

The offering of our shares of our Common Stock pursuant to this prospectus supplement will terminate upon the earlier of the sale of all of the shares of our Common Stock provided for in this prospectus supplement or termination of the Sales Agreement as permitted therein.

To the extent required by Regulation M, Wainwright will not engage in any market making activities involving our Common Stock while the offering is ongoing under this prospectus supplement.

Wainwright and certain of its affiliates may in the future engage in investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. Wainwright and such affiliates may in the future receive customary fees and expenses for these transactions. In addition, in the ordinary course of its various business activities, Wainwright and its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (which may include bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. Wainwright or its affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

This prospectus supplement and the accompanying prospectus may be made available in electronic format on a website maintained by Wainwright, and Wainwright may distribute this prospectus supplement and the accompanying prospectus electronically.

The foregoing does not purport to be a complete statement of the terms and conditions of the Sales Agreement. A copy of the Sales Agreement is filed as an exhibit to our Current Report on Form 8-K, filed with the SEC on November 22, 2024, and such agreement is incorporated by reference into the registration statement of which this prospectus supplement forms a part. See “Where You Can Find More Information” in this prospectus supplement for more information.

Our Common Stock is listed on Nasdaq under the symbol “ATLX.” Our transfer agent and registrar is VStock Transfer, LLC with its address at 18 Lafayette Place, Woodmere, New York 11598, and its telephone number is (212) 828-8436.

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LEGAL MATTERS

The validity of the Common Stock covered by this prospectus supplement has been passed upon for us by Brownstein Hyatt Farber Schreck, LLP, Las Vegas, Nevada. H.C. Wainwright & Co., LLC is being represented in connection with this offering by Ellenoff Grossman & Schole LLP, New York, New York.

EXPERTS

The consolidated financial statements of Atlas Lithium Corporation appearing in Atlas Lithium Corporation’s amended 2023 Annual Report, have been audited by Pipara & Co LLP, independent registered public accounting firm, as set forth in its reports thereon, included therein, and incorporated herein by reference. Such financial statements have been incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

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WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at www.atlas-lithium.com. Information accessible on or through our website is not a part of this prospectus supplement.

DOCUMENTS INCORPORATED BY REFERENCE

The SEC allows us to incorporate by reference into this prospectus supplement much of the information that we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus supplement is considered to be part of this prospectus supplement and the accompanying prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus supplement and the accompanying prospectus are continually updated and those future filings may modify or supersede some of the information included or incorporated by reference in this prospectus supplement and the accompanying prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus supplement or the accompanying prospectus or in any document previously incorporated by reference have been modified or superseded. This prospectus supplement and the accompanying prospectus incorporates by reference the documents listed below and all future filings filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (in each case, other than those documents or the portions of those documents furnished pursuant to Items 2.02 or 7.01 of any Current Report on Form 8-K and, except as may be noted in any such Form 8-K, exhibits filed on such form that are related to such information) until the offering of the securities under the registration statement of which this prospectus supplement forms a part is terminated or completed:

●	our amendment to the Annual Report on Form 10-K/A for the fiscal year ended December 31, 2023, filed with the SEC on November 8, 2024;

●	our amendment to the Quarterly Report on Form 10-Q/A for the period ended March 31, 2024, filed with the SEC on November 8, 2024;

●	our amendment to the Quarterly Report on Form 10-Q/A for the period ended June 30, 2024, filed with the SEC on November 8, 2024;

●	our Quarterly Report on Form 10-Q for the period ended September 30, 2024, filed with the SEC on November 8, 2024;

●	our Current Reports on Form 8-K filed with the SEC on January 5, 2024, February 12, 2024, March 25, 2024, April 1, 2024 (Item 1.01 only), May 6, 2024, May 10, 2024, May 30, 2024, July 23, 2024, August 22, 2024, August 27, 2024, and November 8, 2024.

●	our Registration Statement on Form 8-A (File No. 001-41552), filed with the SEC on November 8, 2022, which describes the terms, rights, and provisions applicable to our outstanding capital stock; and

●	the Description of Atlas Lithium Corporation’s Securities Registered Pursuant to Section 12 of the Exchange Act of 1934, as filed with the SEC on March 27, 2024 as Exhibit 4.1 to our Annual Report on Form 10-K.

Any statement contained in this prospectus supplement or the accompanying prospectus, or in a document incorporated or deemed to be incorporated by reference herein or therein, shall be deemed to be modified or superseded to the extent that a statement contained herein or therein, or in any subsequently filed document that also is incorporated or deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

Atlas Lithium Corporation

Rua Antonio de Albuquerque, 156 – 17th Floor

Belo Horizonte, Minas Gerais, Brazil, 30.112-010

(833) 661-7900

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PRELIMINARY PROSPECTUS

Atlas Lithium Corporation

$75,000,000

Common Stock

Preferred Stock

We may issue securities from time to time in one or more offerings, in amounts, at prices and on terms determined at the time of offering. This prospectus describes the general terms of these securities and the general manner in which these securities will be offered. We will provide the specific terms of these securities in supplements to this prospectus, which will also describe the specific manner in which these securities will be offered and may also supplement, update or amend information contained in this prospectus. You should read this prospectus and any applicable prospectus supplement before you invest. The aggregate offering price of the securities we sell pursuant to this prospectus will not exceed $75,000,000.

The securities may be sold directly to you, through agents or through underwriters and broker-dealers. If agents, underwriters or broker-dealers are used to sell the securities, we will name them and describe their compensation in a prospectus supplement. The price to the public of those securities and the net proceeds we expect to receive from that sale will also be set forth in a prospectus supplement.

Our common stock is listed on the Nasdaq Capital Market under the symbol “ATLX.” Each prospectus supplement will indicate whether the securities offered thereby will be listed on any securities exchange. As of August 24, 2023, the aggregate market value of our common stock held by our non-affiliates, as calculated pursuant to the rules of the Securities and Exchange Commission, was approximately $137,704,670, based upon approximately 5,657,546 shares of our outstanding common stock held by non-affiliates at the per share price of $24.34, the closing sale price of our common stock on the Nasdaq Capital Market on August 24, 2023.

Investing in these securities involves risks. Please carefully read the information under “Item 1A. Risk Factors” of our most recent report on Form 10-K and Form 10-Q for the quarter ending March 31, 2023, and any other filings we make with the Securities and Exchange Commission and that is incorporated by reference in this prospectus before you invest in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is , 2023.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, (the “SEC” or the “Commission”), using a “shelf” registration process. Under this shelf registration process, we may from time to time sell any combination of the securities described in this prospectus in one or more offerings.

This prospectus provides you with a general description of the securities that may be offered. Each time we sell securities, we will provide one or more prospectus supplements that will contain specific information about the terms of the offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any applicable prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.”

We have not authorized anyone to provide you with information that is different from that contained, or incorporated by reference, in this prospectus, any applicable prospectus supplement or in any related free writing prospectus. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus and any applicable prospectus supplement or any related free writing prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in the applicable prospectus supplement or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. You should assume that the information appearing in this prospectus, any prospectus supplement, the documents incorporated by reference and any related free writing prospectus is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed materially since those dates.

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PROSPECTUS SUMMARY

This summary highlights selected information that is presented in greater detail elsewhere, or incorporated by reference, in this prospectus. It does not contain all of the information that may be important to you and your investment decision. Before investing in our securities, you should carefully read this entire prospectus, including the matters set forth under the section of this prospectus captioned “Risk Factors” and the financial statements and related notes and other information that we incorporate by reference herein, including our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q. Unless the context indicates otherwise, references in this prospectus to “Atlas Lithium Corporation,” the “Company,” the “Registrant,” “we,” “our” and “us” refer, collectively, to Atlas Lithium Corporation, a Nevada corporation, and its subsidiaries taken as a whole.

Company Overview

Atlas Lithium Corporation is a U.S. mineral exploration and mining company with lithium projects and properties in other critical battery metals to power the green energy revolution - nickel, rare earths, graphite, and titanium. Our current focus is on developing our hard-rock lithium project located in Minas Gerais state in Brazil at a well-known, premier pegmatitic district in Brazil. We intend to produce and sell lithium concentrate, a key ingredient for the battery supply chain. Lithium is essential for batteries in electric vehicles.

We are in the initial stages of planning to develop and own a lithium concentration facility capable of producing up to 300,000 tons of lithium concentrate annually. However, there can be no assurance that such a facility may ultimately come to fruition or, if developed, that the production capacity will meet our expectations.

All of our mineral projects and properties are located in Brazil and our mineral rights portfolio for battery minerals includes approximately 75,542 acres (306 km2) for lithium in 61 mineral rights, 137,883 acres for nickel (558 km2) in 37 mineral rights, 30,009 acres (121 km2) for rare earths in seven mineral rights, 22,050 acres (89 km2) for titanium in seven mineral rights, and 13,766 acres (56 km2) for graphite in three mineral rights. We believe that we hold the largest portfolio of exploration properties for battery minerals in Brazil, a premier and well-established mining jurisdiction.

We are primarily focused on advancing and developing our hard-rock lithium project located in the state of Minas Gerais, Brazil, where some of our high-potential mineral rights are adjacent to or near large lithium deposits that belong to Sigma Lithium Corporation (Nasdaq: SGML). Our Minas Gerais Lithium Project (“MGLP”) is our largest project and consists of 54 mineral rights spread over 59,275 acres (240 km2) and predominantly located within the Brazilian Eastern Pegmatitic Province which has been surveyed by the Brazilian Geological Survey and is known for the presence of hard rock formations known as pegmatites which contain lithium-bearing minerals such as spodumene and petalite. Generally, lithium derived from pegmatites is less costly to purify for uses in high technology applications than lithium obtained from brine. Such applications include the battery supply chain for electric vehicles (“EVs”), an area of expected high growth for the next several decades.

We believe that we can materially increase our value by the acceleration of our exploratory work and quantification of our lithium mineralization. Our initial commercial goal is to be able to enter production of lithium-bearing concentrate, a product which is highly sought after in the battery supply chain for EVs.

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As of the date of this prospectus, we own approximately 45% of the shares of common stock of Apollo Resources Corporation (“Apollo Resources”), a private company primarily focused on the development of its initial iron mine.

As of the date of this prospectus, we own approximately 28% of the shares of common stock of Jupiter Gold Corporation (“Jupiter Gold”), a company focused on the exploration of two gold projects and the operation of a producing quartzite mine, and whose common stock are quoted on the OTCQB marketplace under the symbol “JUPGF.”

The results of operations from both Apollo Resources and Jupiter Gold are consolidated in our financial statements under accounting principles generally accepted in the United States (“U.S. GAAP”).

Risks Associated with Our Business

Business Risks

●	Our future performance is difficult to evaluate because we have a limited operating history.

●	We have a history of losses and expect to continue to incur losses in the future.

●	We are an exploration stage company, and there is no guarantee that our properties will result in the commercial extraction of mineral deposits.

●	Because the probability of an individual prospect ever having reserves is not known, our properties may not contain any reserves, and any funds spent on exploration and evaluation may be lost.

●	We face risks related to mining, exploration and mine construction, if warranted, on our properties.

●	Our long-term success will depend ultimately on our ability to achieve and maintain profitability and to develop positive cash flow from our mining activities.

●	We depend on our ability to successfully access the capital and financial markets. Any inability to access the capital or financial markets may limit our ability to fund our ongoing operations, execute our business plan or pursue investments that we may rely on for future growth.

●	Our quarterly and annual operating and financial results and our revenue are likely to fluctuate significantly in future periods.

●	Our ability to manage growth will have an impact on our business, financial condition and results of operations.

●	We depend upon Marc Fogassa, our Chief Executive Officer and Chairman.

●	Our growth will require new personnel, which we will be required to recruit, hire, train and retain.

●	Certain executive officers and directors may be in a position of conflict of interest.

Regulatory and Industry Risks

●	The mining industry subjects us to several risks.

●	Our mineral projects will be subject to significant government regulations.

●	We will be required to obtain governmental permits in order to conduct development and mining operations, a process which is often costly and time-consuming.

●	Compliance with environmental regulations and litigation based on environmental regulations could require significant expenditures.

●	Our operations face substantial regulation of health and safety.

●	Our operations are subject to extensive environmental laws and regulations.

●	Mineral prices are subject to unpredictable fluctuations.

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Country and Currency Risks

●	Our ability to execute our business plan depends primarily on the continuation of a favorable mining environment in Brazil and our ability to freely sell our minerals.

●	The perception of Brazil by the international community may affect us.

●	Exposure to foreign exchange fluctuations and capital controls may adversely affect our costs, earnings and the value of some of our assets.

Common Stock Risks

●	Our common stock price has been and may continue to be volatile.

●	We do not intend to pay regular future dividends on our common stock and thus stockholders must look to appreciation of our common stock to realize a gain on their investments.

●	We may seek to raise additional funds, finance acquisitions, or develop strategic relationships by issuing securities that would dilute your ownership.

●	Our Series A Preferred Stock has the effect of concentrating voting control over us in Marc Fogassa, our Chief Executive Officer and Chairman.

●	Marc Fogassa, our Chief Executive Officer and member of our board of directors (the “Board of Directors” or the “Board”), owns greater than 50% of our voting securities, which means we are deemed a “controlled company” under the rules of Nasdaq.

●	Our stock price may be volatile, and you could lose all or part of your investment.

●	You will experience dilution as a result of future equity offerings.

●	Our existing stockholders have substantial influence over us and their interests may not be aligned with the interests of our other stockholders, which may discourage, delay or prevent a change in control is us, which could deprive our stockholders of an opportunity to receive a premium for their securities.

●	Sales of a substantial number of shares of our common stock by our stockholders in the public market could cause our stock price to fall.

Costs as a result of operating as a public company are significant, and our management is required to devote substantial time to compliance with our public company responsibilities and corporate governance practices.

●	Our internal control over financial reporting may not meet the standards required by Section 404 of the Sarbanes-Oxley Act, and failure to achieve and maintain effective internal control over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act, could have a material adverse effect on our business and share price.

Corporate Information

We were incorporated in the State of Nevada on December 15, 2011 as Flux Technologies, Corp. On January 22, 2013 we changed our name to Brazil Minerals, Inc., and on September 26, 2022 an amendment to our articles of incorporation was filed with the Nevada Secretary of State changing our name to Atlas Lithium Corporation. Our principal executive offices outside of the U.S. are located at Rua Bahia, 2463 – Suite 205, Belo Horizonte, Minas Gerais, Brazil, 30.160-012 and our telephone number is +55-11-3956-1109. Our corporate website address is www.atlas-lithium.com. Information contained on, or that can be accessed through, our website is not incorporated by reference into this prospectus, and you should not consider information on our website to be part of this prospectus.

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Controlled Company

Marc Fogassa, our Chief Executive Officer and Chairman, by way of his ownership of our common stock and 100% of our Series A Convertible Preferred Stock, par value $0.001 per share (the “Series A Preferred”) currently controls approximately 66.20% of the voting power of our capital stock and will continue to control a majority of the voting power of our capital stock upon completion of this offering, and we believe that we are a “controlled company,” as such term is defined under the Nasdaq Listing Rules. Accordingly, the voting rights of purchasers of our common stock or preferred stock will be qualified by the right of the holder of our Series A Preferred to exercise 51% of the voting power of our capital stock.

The Securities That May Be Offered

We may offer or sell common stock and preferred stock in one or more offerings. The aggregate offering price of the securities we sell pursuant to this prospectus will not exceed $75,000,000. Each time securities are offered with this prospectus, we will provide a prospectus supplement that will describe the specific amounts, prices and terms of the securities being offered and the net proceeds we expect to receive from that sale.

The securities may be sold to or through underwriters, broker-dealers or agents or directly to purchasers or as otherwise set forth in the section of this prospectus captioned “Plan of Distribution.” Each prospectus supplement will set forth the names of any underwriters, broker-dealers, agents or other entities involved in the sale of securities described in that prospectus supplement and any applicable fee, commission or discount arrangements with them.

Common Stock

We currently have authorized 200,000,000 shares of common stock, par value $0.001 per share. As of August 25, 2023, 10,662,060 shares of common stock were issued and outstanding. We may offer shares of our common stock either alone or underlying other registered securities convertible into or exercisable for our common stock.

Preferred Stock

We currently have authorized 10,000,000 shares of preferred stock, par value $0.001, one share of which is issued and outstanding. As of August 25, 2023, one share of our preferred stock has been designated as Series A Convertible Preferred Stock, which one share of Series A Convertible Preferred Stock is issued and outstanding, and 1,000,000 shares of our preferred stock have been designated as Series D Convertible Preferred Stock, of which zero shares are issued and outstanding.

The rights, preferences, privileges, and restrictions granted to or imposed upon any series of preferred stock that we offer and sell under this prospectus and applicable prospectus supplements will be set forth in a certificate of designation relating to the series. We will incorporate by reference into the registration statement of which this prospectus is a part the form of any certificate of designation that describes the terms of the series of preferred stock we are offering before the issuance of shares of that series of preferred stock. You should read any prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of preferred stock being offered, as well as the complete certificate of designation that contains the terms of the applicable series of preferred stock.

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RISK FACTORS

An investment in our securities involves a high degree of risk. The prospectus supplement applicable to each offering of our securities will contain a discussion of the risks applicable to an investment in our securities. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under the section in the applicable prospectus supplement captioned “Risk Factors,” together with all of the other information contained or incorporated by reference in the prospectus supplement or appearing or incorporated by reference in this prospectus. You should also consider the risks, uncertainties and assumptions discussed under “Part I. Item 1A. Risk Factors” of our most recent Annual Report on Form 10-K and in “Part II—Item 1A—Risk Factors” in our most recent Quarterly Report on Form 10-Q filed subsequent to such Form 10-K that are incorporated herein by reference, as may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations.

FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements other than statements of historical fact contained in this prospectus are forward-looking statements, including without limitation, statements regarding current expectations, as of the date of this prospectus, our future results of operations and financial position, our ability to effectively process our minerals and achieve commercial grade at scale; risks and hazards inherent in the mining business (including risks inherent in exploring, developing, constructing and operating mining projects, environmental hazards, industrial accidents, weather or geologically related conditions); our ability to derive any financial success from the Memorandum of Understanding entered into with Mitsui & Co., Ltd. in December 2022; uncertainty about our ability to obtain required capital to execute our business plan; our ability to hire and retain required personnel; changes in the market prices of lithium and lithium products and demand for such products; the uncertainties inherent in exploratory, developmental and production activities, including risks relating to permitting, zoning and regulatory delays related to our projects; uncertainties inherent in the estimation of lithium resources. These statements involve known and unknown risks, uncertainties and other important factors that may cause actual results, performance, or achievements to differ materially from any future results, performance or achievement expressed or implied by these forward-looking statements.

In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential”, or “continue” or the negative of these terms or other similar expressions. Factors that could cause future results to materially differ from the recent results or those projected in forward-looking statements include, but are not limited to: unprofitable efforts resulting not only from the failure to discover mineral deposits, but also from finding mineral deposits that, though present, are insufficient in quantity and quality to return a profit from production; market fluctuations; government regulations, including regulations relating to royalties, allowable production, importing and exporting of minerals, and environmental protection; competition; the loss of services of key personnel; unusual or infrequent weather phenomena, sabotage, government or other interference in the maintenance or provision of infrastructure as well as general economic conditions.

The forward-looking statements in this prospectus are only predictions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. These forward-looking statements speak only as of the date of this prospectus and are subject to a number of important factors that could cause actual results to differ materially from those in the forward-looking statements, including the factors described under the sections in titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our annual and quarterly filings made with the SEC. Therefore, you should not place undue reliance on these forward-looking statements.

You should read this prospectus and the documents that we reference in this prospectus completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise.

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USE OF PROCEEDS

Except as described in any prospectus supplement and any free writing prospectus in connection with a specific offering, we currently intend to use the net proceeds from the sale of the securities offered under this prospectus for general corporate purposes, including the development and commercialization of our products, general and administrative expenses, and working capital and capital expenditures. We have not determined the amount of net proceeds to be used specifically for the foregoing purposes. As a result, our management will have broad discretion in the allocation of the net proceeds and investors will be relying on the judgment of our management regarding the application of the proceeds of any sale of the securities.

Each time we offer securities under this prospectus, we will describe the intended use of the net proceeds from that offering in the applicable prospectus supplement. The actual amount of net proceeds we spend on a particular use will depend on many factors, including, our future capital expenditures, the amount of cash required by our operations, and our future revenue growth, if any. Therefore, we will retain broad discretion in the use of the net proceeds.

DESCRIPTION OF CAPITAL STOCK

Common Stock

Holders of our common stock are entitled to such dividends as our Board may declare from time to time out of legally available funds, subject to the preferential rights of the holders of any shares of our preferred stock that are outstanding or that we may issue in the future. Currently, we do not pay any dividends on our common stock. Each holder of our common stock is entitled to one vote per share held on all matters submitted to a vote of our shareholders. Unless otherwise provided by our articles of incorporation, our bylaws, the Nevada Revised Statutes or applicable law, actions by stockholders entitled to vote on a matter are determined by a majority of the votes cast. Holders of our common stock are not entitled to conversion, redemption or preemptive rights. Upon dissolution or winding up, the holders of our common stock are entitled to ratably receive the remaining assets of the Company after provision for payment of the debts and liabilities of the Company and subject to the rights, if any, of holders of any outstanding series of stock having a preference over, or the right to participate with, the common stock with respect to the distribution of assets. In this prospectus, we provide a general description of, among other things, the rights and restrictions that apply to holders of our common stock.

Series A Convertible Preferred Stock

Holders of our Series A Convertible Preferred Stock, par value $0.001 per share (the “Series A Preferred”) are not entitled to dividends, except that in the event that a dividend is declared on the Company’s common stock, the holders of the Series A Preferred shall receive the dividends that would be payable if all the outstanding shares of Series A Preferred Stock were converted into common stock immediately prior to the declaration of the dividend. In the event of liquidation, dissolution or winding up, the holders of the Series A Preferred are not entitled to a liquidation preference over the holders of common stock, and shall share in any remaining assets pro rata with the holders of common stock as if converted into common stock. The holders of the Series A Preferred have full voting rights and powers equal to the voting rights and powers of holders of common stock. For so long as any Series A Preferred is issued and outstanding, the holders of Series A Preferred shall vote together as a single class with the holders of common stock, with the holders of Series A Preferred being entitled to 51% of the total votes on all such matters regardless of the actual number of shares of Series A Preferred then outstanding, and the holders of common stock and any other shares entitled to vote being entitled to their proportional share of the remaining 49% of the total votes based on their respective voting power. The vote of 100% of the outstanding Series A Preferred Stock shall determine the vote of the Series A Preferred Stock as a class. If the holders of Series A Preferred Stock cannot unanimously agree on how to vote on a particular matter or matters, then the holders shall submit such matter or matters for a determination by a majority of the directors of the Board of Directors of (including, for such purpose, directors who are holders of Series A Preferred Stock) and the holders shall be deemed to have voted all of their shares of Series A Preferred Stock in accordance with the determination of the Board of Directors. Holders of the Series A Preferred may elect to convert each share of Series A Preferred into one share of common stock. The rights, powers or privileges of the Series A Preferred may not be altered without the approval of all holders of outstanding Series A Preferred.

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Series D Convertible Preferred Stock

Holders our Series D Convertible Preferred Stock, par value $0.001 (the “Series D Preferred”) have no voting rights unless the shares of Series D Preferred are converted into shares of common stock. Holders of the Series D Preferred may, at any time, elect to convert each outstanding share of Series D Preferred into 13 and 1/3 shares of common stock, giving effect to the reverse stock split that occurred as of December 20, 2022 and subject to any adjustment in the event of a reorganization, recapitalization, stock split, stock dividend, combination of shares or similar change in the Company’s shares. If the Company declares a dividend or distribution on its common stock, the Holders of Series D Preferred are entitled to receive such dividend or distribution on a pro rata basis with the common stock determined on an as-converted basis. The rights of the Series D Preferred cannot be waived or amended without the affirmative vote of a majority of the holders of Series D Preferred.

Authorized But Unissued Capital Stock

We have shares of common stock and preferred stock available for future issuance without stockholder approval, subject to any limitations imposed by the Nasdaq Listing Rules. The Company may utilize these additional shares for a variety of corporate purposes, including for future public offerings to raise additional capital or facilitate corporate acquisitions or for payment as a dividend on the Company’s capital stock. The existence of unissued and unreserved common stock and preferred stock may enable the Company’s board of directors to issue shares to persons friendly to current management or to issue preferred stock with terms that could have the effect of making it more difficult for a third party to acquire, or could discourage a third party from seeking to acquire, a controlling interest in the Company by means of a merger, tender offer, proxy contest, or otherwise. In addition, if the Company issues preferred stock, the issuance could adversely affect the voting power of holders of common stock and the likelihood that such holders will receive dividend payments and payments upon liquidation.

Our board of directors, without stockholder approval, has the authority under the Company’s amended and restated articles of incorporation, to issue preferred stock with rights superior to the rights of the holders of common stock. As a result, preferred stock could be issued quickly and easily, could impair the rights of holders of common stock, and could be issued with terms calculated to delay or prevent a change in control or make removal of management more difficult.

Election of Directors

Our second amended and restated bylaws provide that a vacancy on the board of directors shall be filled by the directors then in office, though less than a quorum. These provisions may discourage a third party from voting to remove incumbent directors and simultaneously gaining control of the Company’s board of directors by filling the vacancies created by that removal with its own nominees.

Removal of Directors

Except in certain cases for directors elected by the holders of any series of preferred stock, a director may be removed only by the affirmative vote two-thirds of the outstanding shares entitled to vote. Since Mr. Fogassa effectively holds a majority of the voting power, the other stockholders are effectively prohibited from removing directors.

Stockholder Meetings

Special meetings of shareholders, other than those regulated by statute, may be called by the president upon written request of the holders of 50% or more of the outstanding shares entitled to vote at such special meeting. Since Mr. Fogassa effectively holds a majority of the voting power, the other stockholders are effectively prohibited from calling special meetings. This provision may discourage another person or entity from making a tender offer, even if it acquired a majority of the Company’s outstanding voting stock, because the person or entity could only take action at a duly called stockholders’ meeting or by written consent.

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Anti-takeover Effects of Nevada Law

Certain provisions of the Nevada Revised Statutes, or NRS, as described below, may delay or discourage transactions involving an actual or potential change in our control or change in our management, including transactions in which stockholders might otherwise receive a premium for their shares or transactions that our stockholders might otherwise deem to be in their best interests.

Combinations with Interested Stockholders

Nevada’s “combinations with interested stockholders” statutes, NRS 78.411 through 78.444, inclusive, prohibit specified types of business “combinations” between certain Nevada corporations and any person deemed to be an “interested stockholder” for two years after such person first becomes an “interested stockholder” unless (1) the corporation’s board of directors approves, in advance, either the combination itself, or the transaction by which such person becomes an interested stockholder, or (2) the combination is approved by the board of directors and 60% of the then-outstanding voting power of the corporation’s stockholders not beneficially owned by the interested stockholder, its affiliates and associates. Further, in the absence of the prior approval described above, certain restrictions may apply even after such two-year period. However, these statutes do not apply to any combination of a corporation and an interested stockholder after the expiration of four years after the person first became an interested stockholder.

For purposes of these statutes, an “interested stockholder” is any person who is (1) the beneficial owner, directly or indirectly, of 10% or more of the voting power of the outstanding voting shares of the corporation, or (2) an affiliate or associate of the corporation and at any time within the two previous years was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the then outstanding shares of the corporation. The definition of the term “combination” is sufficiently broad to cover most significant transactions between a corporation and an interested stockholder. These statutes generally apply to “resident domestic corporations,” namely Nevada corporations with 200 or more stockholders of record. However, a Nevada corporation may elect in its articles of incorporation not to be governed by these particular laws, but if such election is not made in the corporation’s original articles of incorporation, the amendment (1) must be approved by the affirmative vote of the holders of stock representing a majority of the outstanding voting power of the corporation not beneficially owned by interested stockholders or their affiliates and associates, and (2) is not effective until 18 months after the vote approving the amendment and does not apply to any combination with a person who first became an interested stockholder on or before the effective date of the amendment.

Our amended and restated articles of incorporation include a provision providing that at such time, if any, that we become a “resident domestic corporation” as defined in the NRS, we will not be subject to, or governed by, any of the provisions of NRS 78.411 to 78.444, inclusive, as amended from time to time, or any successor statute. As a result, pursuant to NRS 78.434, the “combinations with interested stockholders” statutes will not apply to us, unless our amended and restated articles of incorporation are subsequently further amended to provide that we are subject to those provisions.

Acquisition of Controlling Interest Statutes

Nevada’s “acquisition of controlling interest” statutes, NRS 78.378 through 78.3793, inclusive, contain provisions governing the acquisition of stockholder voting power above specified thresholds in certain Nevada corporations. These “control share” laws provide generally that any person that acquires a “controlling interest” in certain Nevada corporations may be denied voting rights, unless a majority of the disinterested stockholders of the corporation elects to restore such voting rights. These laws provide that a person acquires a “controlling interest” whenever a person acquires shares of a subject corporation that, but for the application of these provisions of the NRS, would enable that person to exercise (1) one-fifth or more, but less than one-third, (2) one-third or more, but less than a majority or (3) a majority or more, of all of the voting power of the corporation in the election of directors. Once an acquirer crosses one of these thresholds, shares which it acquired in the transaction taking it over the threshold and within the 90 days immediately preceding the date when the acquiring person acquired or offered to acquire a controlling interest become “control shares” to which the voting restrictions described above apply.

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In our second amended and restated bylaws, we have elected not to be governed by, and to otherwise opt out of, the provisions of NRS 78.378 to 78.3793, inclusive. Absent such provision in our bylaws, these statutes would apply to us as of a particular date if we were to have 200 or more stockholders of record (at least 100 of whom have addresses in Nevada appearing on our stock ledger at all times during the 90 days immediately preceding that date) and do business in the State of Nevada directly or through an affiliated corporation, unless our articles of incorporation or bylaws in effect on the tenth day after the acquisition of a controlling interest provide otherwise.

NRS 78.139(4) also provides that directors of a Nevada corporation may resist a change or potential change in control of the corporation if the board of directors determines that the change or potential change is opposed to, or not in, the best interest of the corporation upon consideration of any relevant facts, circumstances, contingencies or constituencies that the directors are entitled, but not required, to consider when exercising their directorial powers pursuant to NRS 78.138(4).

The existence of the foregoing provisions and other potential anti-takeover measures could limit the price that investors might be willing to pay in the future for shares of our common stock. They could also deter potential acquirers of our company, thereby reducing the likelihood that you could receive a premium for your common stock in an acquisition.

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PLAN OF DISTRIBUTION

We may sell securities:

●	through underwriters;

●	through broker-dealers;

●	through agents;

●	directly to purchasers; or

●	through a combination of any of these methods of sale.

In addition, we may issue the securities as a dividend or distribution or in a subscription rights offering to our existing securityholders.

We may directly solicit offers to purchase securities or agents may be designated to solicit such offers. We will, in the prospectus supplement relating to such offering, name any agent that could be viewed as an underwriter under the Securities Act and describe any commissions that we must pay. Any such agent will be acting on a best efforts basis for the period of its appointment or, if indicated in the applicable prospectus supplement, on a firm commitment basis. This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement.

The distribution of the securities may be effected from time to time in one or more transactions:

●	at a fixed price or prices that may be changed from time to time;

●	at market prices prevailing at the time of sale;

●	at prices related to such prevailing market prices; or

●	at negotiated prices.

Each prospectus supplement will describe the method of distribution of the securities and any applicable restrictions.

The prospectus supplement with respect to the securities of a particular series will describe the terms of the offering of the securities, including the following:

●	the name of the agent or any underwriters;

●	the public offering or purchase price;

●	if applicable, the names of any selling securityholders;

●	any discounts and commissions to be allowed or paid to the agent or underwriters;

●	all other items constituting underwriting compensation;

●	any discounts and commissions to be allowed or paid to broker-dealers; and

●	any exchanges on which the securities will be listed.

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If any underwriters or agents are utilized in the sale of the securities in respect of which this prospectus is delivered, we will enter into an underwriting agreement or other agreement with them at the time of sale to them, and we will set forth in the prospectus supplement relating to such offering the names of the underwriters or agents and the terms of the related agreement with them.

If a broker-dealer is utilized in the sale of the securities in respect of which the prospectus is delivered, we will sell such securities to the broker-dealer, as principal. The broker-dealer may then resell such securities to the public at varying prices to be determined by such broker-dealer at the time of resale.

If we offer securities in a subscription rights offering to our existing securityholders, we may enter into a standby underwriting agreement with broker-dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us.

Agents, underwriters, broker-dealers and other persons may be entitled under agreements that they may enter into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act.

If so indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by certain institutions to purchase securities from us pursuant to delayed delivery contracts providing for payment and delivery on the date stated in the prospectus supplement. Each contract will be for an amount not less than, and the aggregate amount of securities sold pursuant to such contracts shall not be less nor more than, the respective amounts stated in the prospectus supplement. Institutions with whom the contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but shall in all cases be subject to our approval. Delayed delivery contracts will not be subject to any conditions except that:

●	the purchase by an institution of the securities covered under that contract shall not at the time of delivery be prohibited under the laws of the jurisdiction to which that institution is subject; and

●	if the securities are also being sold to underwriters acting as principals for their own account, the underwriters shall have purchased such securities not sold for delayed delivery.

The underwriters and other persons acting as agents will not have any responsibility in respect of the validity or performance of delayed delivery contracts.

Certain agents, underwriters and broker-dealers, and their associates and affiliates may be customers of, have borrowing relationships with, engage in other transactions with, and/or perform services, including investment banking services, for us or one or more of our respective affiliates in the ordinary course of business.

In order to facilitate the offering of the securities, any underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities or any other securities the prices of which may be used to determine payments on such securities. Specifically, any underwriters may over-allot in connection with the offering, creating a short position for their own accounts. In addition, to cover over-allotments or to stabilize the price of the securities or of any such other securities, the underwriters may bid for, and purchase, the securities or any such other securities in the open market. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. Any such underwriters are not required to engage in these activities and may end any of these activities at any time.

Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. The applicable prospectus supplement may provide that the original issue date for your securities may be more than two scheduled business days after the trade date for your securities. Accordingly, in such a case, if you wish to trade securities on any date prior to the third business day before the original issue date for your securities, you will be required, by virtue of the fact that your securities initially are expected to settle in more than three scheduled business days after the trade date for your securities, to make alternative settlement arrangements to prevent a failed settlement.

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The securities may be new issues of securities and may have no established trading market. The securities may or may not be listed on a national securities exchange. We can make no assurance as to the liquidity of or the existence of trading markets for any of the securities.

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Brownstein Hyatt Farber Schreck, LLP, Las Vegas, Nevada. Additional legal matters may be passed on for us, or any underwriters, dealers or agents by counsel we will name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2022 have been so incorporated in reliance on the report of BF Borgers CPA PC, an independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at https://www.atlas-lithium.com. Information accessible on or through our website is not a part of this prospectus.

This prospectus and any prospectus supplement is part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. You should review the information and exhibits in the registration statement for further information on us and our consolidated subsidiaries and the securities that we are offering. Forms of any indenture or other documents establishing the terms of the offered securities are filed as exhibits to the registration statement of which this prospectus forms a part or under cover of a Current Report on Form 8-K and incorporated in this prospectus by reference. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should read the actual documents for a more complete description of the relevant matters.

INCORPORATION BY REFERENCE

The SEC allows us to incorporate by reference much of the information that we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus is considered to be part of this prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated by reference in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded. This prospectus incorporates by reference the documents listed below and all filings filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (in each case, other than those documents or the portions of those documents furnished pursuant to Items 2.02 or 7.01 of any Current Report on Form 8-K and, except as may be noted in any such Form 8-K, exhibits filed on such form that are related to such information) after the date of the initial registration statement and prior to the effectiveness of the registration statement shall be deemed to be incorporated by reference into the prospectus, until the offering of the securities under the registration statement of which this prospectus forms a part is terminated or completed:

●	our Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on March 30, 2023;

●	our Form 10-K/A filed with the SEC on June 12, 2023, amending Item 11, Executive Compensation, in Part III of the 2022 Annual Report;

●	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2023 filed with the SEC on May 15, 2023;

●	our Quarterly Report on Form 10-Q for the quarter ended June 30, 2023 filed with the SEC on August 14, 2023;

●	our Current Reports on Form 8-K filed with the SEC on January 13, 2023, January 25, 2023, February 3, 2023, May 2, 2023, May 26, 2023, June 1, 2023, June 6, 2023, June 26, 2023 and July 24, 2023;

●	our Registration Statement on Form 8-A (File No. 001-41552), filed with the SEC on November 8, 2022, which describes the terms, rights, and provisions applicable to the Registrant’s outstanding capital stock; and

●	the Description of Atlas Lithium Corporation’s Securities Registered Pursuant to Section 12 of the Exchange Act of 1934, as filed with the SEC on March 30, 2023 as Exhibit 4.6 to the Registrant’s 2022 Annual Report, as amended.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

Atlas Lithium Corporation

Rua Bahia, 2463 – Suite 205

Belo Horizonte, Minas Gerais, Brazil 30.160-012

+55-11-3956-1109

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Up to $25,000,000

Common Stock

PROSPECTUS SUPPLEMENT

H.C. Wainwright & Co.

November 22, 2024